POLYMEDIX, INC.
REGISTRATION RIGHTS SUBSTITUTION AGREEMENT
     THIS REGISTRATION RIGHTS SUBSTITUTION AGREEMENT (this “Agreement”) is made this ___day of ___2007 by and among PolyMedix, Inc., a Delaware corporation (the “Company”), and the undersigned Holders (as defined in Section 1.1(a)) of Registrable Securities (as defined in Section 1.1(b)) and identified on Exhibit A attached hereto and as may be amended and supplemented from time to time.
SECTION 1
REGISTRATION RIGHTS
     1.1     Certain Definitions. As used in this Section 1:
          (a)     The term “Holder” (collectively, “Holders”) means each Holder holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.
          (b)     The term “Registrable Securities” means (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued or issuable upon conversion of the shares of the Company’s Series 1 Convertible Preferred Stock (the “Series 1 Stock”) held by a Holder, (ii) Common Stock issued or issuable upon exercise of the Company’s warrants issued in connection with the offer and sale of its Series 1 Stock and held by a Holder, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or sold for cash or other property, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 1.8 hereof.
          (c)     The terms “register,” “registered” and “registration” refer to a registration effected by filing with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) in compliance with the Securities Act of 1933, as amended (the “Act”) and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.
     1.2     Substitution of Registration Rights. The Company and each Holder agree that the registration rights provided herein are in complete substitution for any other registration rights held by such Holder with respect to the registration of the Company’s securities held by such Holder, including without limitation registration rights pursuant to any agreement or instrument between the Holder and the Company, and that any other registration rights not expressly set forth in this Agreement are hereby terminated.
     1.3     Registration. The Company shall file the Registration Statement covering the Registrable Securities on the date that is the earlier of (i) ninety (90) days following the effectiveness of a registration statement filed in connection with an equity financing of the Company or (ii) September 1, 2007.
     1.4     Expenses of Registration. All expenses incurred in connection with the registration effected pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the participating Holders (to be chosen by the Holders of a majority of the then outstanding Registrable Securities) up to a maximum of $12,500, and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.
     1.5     Obligations of the Company. Whenever required under this Section 1 to effect the registration of Registrable Securities pursuant to the Registration Statement, the Company shall:
          (a)     as promptly as practicable, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective for the lesser of four years from the date the Registration Statement is first declared effective by the SEC or until the Holders have completed the distribution of all Registrable Securities relating to the Registration Statement, and to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement;
          (b)     as promptly as practicable, furnish to the selling Holders such numbers of copies of such registration statement and each amendment thereto, the prospectus included in such Registration Statement, (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
          (c)     use its best efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business;
          (d)     promptly notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (e)     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
          (f)     promptly notify the Holders of Registrable Securities of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement or any post-effective amendment thereto, the declaration of the effectiveness of such document, (2) any requests by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) the commencement or termination of any Blackout Period declared pursuant to Section 1.5(h), and (5) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose; and
          (g)     cooperate with Holders including Registrable Securities in such registration to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders may request at least two business days prior to any sale of Registrable Securities.
          (h)     at any time during which the Registrable Securities are included in the then-effective Registration Statement, the Company may suspend the ability of the Holder to sell the Holder’s Registrable Securities pursuant to the Registration Statement, for a reasonable period or periods (a “ Black-out Period ”), in the event that (1) an event occurs and is continuing as a result of a which the Registration Statement including the Registrable Securities, any related prospectus or any document incorporated therein by reference as then amended or supplement would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which the were made, not misleading, and (2) the Company determined in its good faith judgment that the disclosure of such event at such time would be to the detriment of the business, operations or prospects of the Company or the disclosure otherwise relates to a business transaction, operations or other material event which has not yet been publicly disclosed. Notwithstanding the foregoing provisions of this Section 1.5(h), the Company will use reasonable efforts to limit the aggregate number of days covered by Black-out Periods to no more than twenty (20) consecutive business days or exceed sixty (60) business days in a particular calendar year.
     1.6     Information by Holder. Each Holder shall timely furnish to the Company all information and make customary representations and warranties as the

Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.
     1.7     Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
     1.8     Termination of Rights. This Agreement and the rights and obligations set forth herein shall terminate upon the earlier to occur of (1) the written agreement of the Company and the Holders holding a majority in interest of the Registrable Securities then outstanding or (2) the earlier of (a) four years from the date the Registration Statement is first declared effective by the SEC and (b) until the Holders have completed the distribution of all Registrable Securities relating to the Registration Statement, and to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement.
SECTION 2
MISCELLANEOUS
     2.1     Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the conflicts of laws principles of any jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agreed not to claim or plead the same.
     2.2     Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes and replaces in their entirety all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
     2.3     Assignability. Each Holder acknowledges that such Holder may not assign any of its rights to or interest in or under this Agreement except in connection with a transaction involving Registrable Securities and in which such securities may be treated as Registrable Securities pursuant to Section 1.1(b) immediately upon consummating the transaction.

     2.4     Specific Enforcement. The parties hereto expressly acknowledge that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach of the terms, covenants, or conditions of this Agreement by any party, the Holders and the Company shall, to the extent not prohibited by law, in addition to all other remedies, each be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.
     2.5     Amendments. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Holders of at least a majority in interest of the then outstanding Registrable Securities that have not been sold pursuant to the Registration Statement. Any such written consent shall be binding upon the Company, and the Holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     2.6     Severability. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
     2.7     Notices. Any notice, demand or request required or permitted to be given by either the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the United States mail, first class with postage prepaid, and addressed:
          (a)

if to the Company, at:	with a copy to:
PolyMedix, Inc.	Pepper Hamilton LLP
170 N. Radnor Chester Road, Suite 300	899 Cassatt Road
Radnor, PA 19087	400 Berwyn Park
Attn: Mr. Edward Smith	Berwyn, PA 19312
Telephone: (484) 598-2332	Attn: Jeffrey P. Libson, Esq.
Telecopier: (484) 598-2333	Telephone: (610) 640-7837
Email: esmith@polymedix.com	Telecopier: (610) 640-7835
          (b)     and if to a Holder, to the address of such Holder set forth on Exhibit A to this Agreement, or such other address as a Holder may request by notifying the other in writing.
     2.8     Delays or Omissions. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted all parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.
     2.9     Intent. The Holders agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
     2.10     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     2.11     Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.
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     IN WITNESS WHEREOF, the Company has executed this Registration Rights Substitution Agreement as of the date set forth below.

POLYMEDIX, INC.
By:	________________________
Name:
Title:

Date:	________________________

POLYMEDIX, INC.
REGISTRATION RIGHTS SUBSTITUTION AGREEMENT
COUNTERPART SIGNATURE PAGE
     IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Substitution Agreement as of the date set forth below.

Date:	By:
Name:
Title:
PLEASE COMPLETE, SIGN AND DATE THIS REGISTRATION RIGHTS SUBSTITUTION AGREEMENT AND RETURN IT BY FACSIMILE AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN 5:00 P.M. ON FRIDAY, MAY 4, 2007, WITH AN ORIGINAL SENT BY MAIL TO:
PolyMedix, Inc.
c/o Edward Smith, Corporate Secretary
170 N. Radnor-Chester Road; Suite 300
Radnor, PA 19087
Fax: (484) 598-2333 or (484) 598-2401

EXHIBIT A
SCHEDULE OF HOLDERS

Number of Shares of
	Number of Shares	Common Stock
Name and Address	of Series 1 Stock	Underlying Warrants

Total